Exhibit 99.1

NEWS RELEASE

 Battalion Oil Corporation Announces Borrowing Base Redetermination and Q1 2020 Earnings Conference Call Details

HOUSTON, TEXAS – May 6, 2020 – Battalion Oil Corporation (NYSEA: BATL, “Battalion” or the “Company”) today announced it has entered into an agreement with Bank of Montreal (“BMO”) to amend its revolving credit facility to, among other things, reduce the Company’s borrowing base to $200 million effective April 30, 2020 and further reduce the borrowing base by $5 million each month from September 1, 2020 until November 1, 2020. Further details regarding this amendment are contained in a Current Report on Form 8-K filed with the SEC on May 6, 2020.

Management Commentary

Richard Little, the Company’s Chief Executive Officer commented, “BMO remains an excellent partner. I want to thank them for the support they continue to provide at a critical time in our industry and for the vote of confidence this represents in our plans to weather this downturn. Together with substantial liquidity from our hedge portfolio, we are well positioned to preserve our strength for the future, when the market recovers.”

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, May 12, 2020, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial 720-543-0197 or 800-347-6311 (toll free) a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 6172447. The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

John-Davis Rutkauskas

Director, Finance & Investor Relations

(832) 538-0551